SHARE EXCHANGE AGREEMENT

THIS AGREEMENT,  is entered into this  27th day of February 2014,  is between Kat Gold Holdings Corp., a Nevada corporation (“Kat Gold”), Global Gold  Incorporated., a corporation incorporated under the laws of the province of British Ontario (“Global Gold”)  and Mathew Sullivan  and Thomas Brookes.

WHEREAS, on April 18, 2012 Kat Gold,  Sullivan , Brookes  and the minority shareholders of  Global Gold executed  Securities Purchase Agreement  (“SPA”) whereby Kat Gold acquired all of the issued and outstanding shares of common stock of  Global Gold in exchange for the issuance of 161 million shares of common stock of Kat Gold;  and

WHEREAS,  Sullivan and Brookes owned approximately 72% of the issued and outstanding shares of common stock of Global Gold  and received 118,263,158 shares of common stock of Kat Gold to be held in escrow (the “Escrow Shares”) ; and

WHEREAS, the minority shareholders received 42,736,842 shares of Kat Gold in consideration for their shares of common stock in Global Gold (the “Minority Shares”); and

WHEREAS, the Ekom mine in Ghana has not generated any revenues; and

WHEREAS, the parties to this Agreement deem in the best interest of both Kat Gold and Global Gold that all of the Escrowed Shares be cancelled and returned to Treasury; and

WHEREAS, the parties agree that in order for each entity to facilitate capital formation, it would be in each party’s best interests if Kat Gold surrendered  any equity interest in Global Gold;

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration receipt of which is hereby acknowledged, it is agreed:

1.

Sullivan and Brookes shall deliver to Kat Gold the Escrowed Shares.  If Sullivan and Brookes cannot locate the Escrow Shares,  Sullivan and Brooks shall execute an affidavit of lost certificate.

2.

By executing this Agreement, Sullivan and Brooks hereby authorize Kat Gold to immediately forward this Agreement to the Company’s Transfer Agent and the Company’s Transfer Agent shall be authorized to cancel the Escrow Shares.  Sullivan and Brooks warrant and represent that the Escrow Shares are free and clear of all liens and encumbrances and that each has the power to authorize the cancellation of the Escrow Shares.

3.

Kat Gold shall deliver to Global Gold all of the issued and outstanding shares of common stock owned by Kat Gold in Global Gold. In the event that Kat Gold does not have a Global Gold stock certificate(s),  Kat Gold shall be authorized to cancel any shares of common stock issued to Kat Gold.  Kat Gold warrants and represents that all shares of Global Gold common stock owned by Kat Gold are free and clear of all liens and encumbrances.

4.

The Minority Shares shall be deemed fully paid, validly existing and outstanding and not subject to cancellation or restriction by Kat Gold.

5.

This Agreement shall be governed by and interpreted pursuant to the laws of Nevada with jurisdiction for any dispute in state courts of Nevada.   The parties irrevocably agree to be bound by this jurisdictional clause.  In the event of any litigation, the prevailing party shall be entitled to recover all costs including attorneys fees

6.

Kat Gold shall indemnify and hold harmless Global Gold from any liability incurred by Global Gold, its officers, directors and shareholders from the date of execution of the SPA through the date of execution of this Agreement.  Notwithstanding the foregoing,  Kat Gold shall not be required to indemnify or hold harmless Global Gold, its officers, directors or shareholders as a result of any liability incurred by Global Gold prior to the execution of the SPA.

7.

Global Gold shall indemnify and hold harmless Kat Gold  from any liability incurred by Kat Gold  its officers, directors and shareholders from any date prior to the execution of the SPA and following execution of this Agreement.   Notwithstanding the foregoing,  Global Gold  shall not be required to indemnify or hold harmless Kat Gold , its officers, directors or shareholders as a result of any liability incurred by Kat Gold during the period following execution of  the SPA through the date of execution of this Agreement.

[Signatures on the following page.]

This Agreement executed as of the date set forth above.

KAT GOLD HOLDINGS CORP.

___________________________

By:  Ken Stead, CEO

GLOBAL GOLD INCORPORATED

______________________________

By:  Thomas Brookes

Its:   Authorized Representative

______________________________

Thomas Brookes

______________________________

Mathew Sullivan

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